SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]      Preliminary Proxy Statement
[x]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to Rule 240.14a-11(c) or Rule 240.14a-12
[ ]      Confidential, for Use of the Commission Only (as permitted by
         Rule 14a-6(e)(2))

                        ALL AMERICAN SEMICONDUCTOR, INC.

 ................................................................................
                (Name of Registrant as Specified In Its Charter)

 ................................................................................
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

         (1) Title of each class of securities to which transaction applies:

   .............................................................................

         (2)      Aggregate number of securities to which transaction applies:

   .............................................................................

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   .............................................................................

         (4)      Proposed maximum aggregate value of transaction:

   .............................................................................

         (5)      Total Fee paid:

   .............................................................................

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:

   .............................................................................

         2)       Form, Schedule or Registration Statement No.:

   .............................................................................

         3)       Filing Party:

   .............................................................................

         4)       Date Filed:

   .............................................................................

                        ALL AMERICAN SEMICONDUCTOR, INC.

                              --------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD ON AUGUST 28, 1996

                              --------------------

To:  The shareholders of All American Semiconductor, Inc.

The annual meeting of the shareholders of All American Semiconductor, Inc. (the "Company"), a Delaware corporation, will be held on Wednesday, August 28 1996, at 10:00 A.M., Miami, Florida local time, at Don Shula's Hotel, 15255 Bull Run Road, Miami Lakes, Florida, for the following purposes:

1. to elect two directors to serve on the Board of Directors until the 1999 annual meeting of shareholders or until election and qualification of their respective successors;

2. to ratify the selection of Lazar, Levine & Company LLP as the Company's independent public accountants for the year ending December 31, 1996; and

3. to consider and act upon such other matters as may properly come before the annual meeting or any and all postponements or adjournments thereof.

Only shareholders of record at the close of business on Wednesday, July 17, 1996, will be entitled to notice of and to vote at the meeting or at any adjournments or postponements thereof.

                               By Order of the Board of Directors,

                               /s/ HOWARD L. FLANDERS
                               ----------------------
                               Howard L. Flanders,
                               Corporate Secretary

August 2, 1996
Miami, Florida

THE FORM OF PROXY IS ENCLOSED. TO ASSURE THAT YOUR SHARES WILL BE VOTED AT THE MEETING, PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                        ALL AMERICAN SEMICONDUCTOR, INC.
                             16115 N.W. 52ND AVENUE
                              MIAMI, FLORIDA 33014

                              --------------------

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD ON AUGUST 28, 1996

                              --------------------

                                  INTRODUCTION

GENERAL

The enclosed proxy is solicited by and on behalf of the Board of Directors ("Board") of All American Semiconductor, Inc. (the "Company") for use at the Company's annual meeting of shareholders (the "Meeting") to be held on Wednesday, August 28, 1996, at 10:00 A.M., Miami, Florida local time, at Don Shula's Hotel, 15255 Bull Run Road, Miami Lakes, Florida, and at any adjournments or postponements thereof. The Company is first mailing this Proxy Statement and the accompanying proxy to its shareholders on or about August 5, 1996.

Proxies in the form enclosed, if properly executed and received in time for voting, and not revoked, will be voted as directed in accordance with the instructions thereon. Any properly executed and timely received proxy, not so directing to the contrary, will be voted "FOR" each of the items listed on the proxy. Any person signing and mailing the enclosed proxy may revoke it at any time before it is voted by giving written notice of revocation to Howard L. Flanders, the Corporate Secretary of the Company, by submission of a duly executed proxy bearing a later date or by voting in person at the Meeting. Attendance at the Meeting will not in and of itself constitute a revocation of a proxy. Any notice revoking a previously submitted proxy should be send to Howard
L. Flanders, Corporate Secretary, All American Semiconductor, Inc., 16115 N.W. 52nd Avenue, Miami, Florida 33014. Revocations will not be effective unless received in writing by the Corporate Secretary of the Company prior to the Meeting.

The expense of this solicitation will be borne by the Company. In addition to solicitation by mail, arrangements may be made with brokers and other custodians, nominees and fiduciaries to send proxy materials to their principals and the Company will, upon request, reimburse them for reasonable expenses in doing so. Solicitation of proxies from some shareholders may also be made by the Company's officers and regular employees by telephone, telegram, or in person after the initial solicitation, without additional compensation or remuneration therefor.

A copy of the Company's annual report for the fiscal year ended December 31, 1995 (which has included therein audited consolidated financial statements for the Company) is being mailed to the Company's shareholders together with this Proxy Statement.

VOTING SECURITIES

All voting rights are vested exclusively in the holders of the Company's common stock, $.01 par value per share (the "Common Stock"), with each share entitled to one vote. Only shareholders of record at the close of business on Wednesday, July 17, 1996 (the "Record Date"), are entitled to notice of and to vote at the Meeting or any adjournments or postponements thereof. On the Record Date, the Company had 20,418,894 shares of Common Stock outstanding (the "Shares"), all of which (except 160,703 shares held by a wholly-owned subsidiary of the Company and 19,592 treasury shares of the Company) are entitled to vote at the Meeting. The presence at the Meeting, in person or by proxy, of the holders of a majority of the Shares will constitute a quorum for the transaction of business.

Approximately 10.0% of the Shares are (and were on the Record Date) owned by Paul Goldberg and Bruce M. Goldberg and members of their families and certain affiliated trusts (collectively the "Goldberg Group"), in addition to approximately 9.9% of the Shares as to which Paul Goldberg and Bruce M. Goldberg act as voting trustees with respect to the election of directors of the Company. See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT." The members of the Goldberg Group have informed the Company that they intend to vote in favor of all proposals made by the Board in this Proxy Statement. The Company also has the right to direct the vote of approximately 2.7% of the Shares, which Shares will be voted in favor of all proposals made by the Board in this Proxy Statement. See Note (7) to the table in "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT."

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of the Record Date by (i) each person known to be the beneficial owner of more than five percent (5%) of the Company's Common Stock, (ii) each director or nominee for director, (iii) each executive officer of the Company who was serving as an executive officer at the end of fiscal year 1995 (including the Chief Executive Officer), and (iv) all executive officers and directors of the Company as a group. Except as indicated in the notes to the following table, the persons named in the table have sole voting and investment power with respect to all Shares shown as beneficially owned by them.


                                                                                         PERCENT OF
NAME AND ADDRESS                                             AMOUNT AND NATURE OF       OUTSTANDING
OF BENEFICIAL OWNER (1)                                     BENEFICIAL OWNERSHIP (2)     SHARES (2)
- -----------------------                                     ------------------------     ----------
Bruce M. Goldberg (3)(4).............................              3,023,542                14.8%
Paul Goldberg (3)(5).................................              2,800,877                13.7%
S. Cye Mandel........................................                 5,625                   *
Howard L. Flanders...................................                 1,000                   *
Rick Gordon..........................................                 1,000                   *
Sheldon Lieberbaum (6)...............................                    --                   --
All executive officers and directors
as a group (6 persons)(3)(4)(5)(6)...................              4,368,642(7)             21.4%(7)

- ---------------
  *      Less than 1%

(1)      The address of each of Paul Goldberg, Bruce M. Goldberg, Howard L. Flanders and
         Rick Gordon is the Company, 16115 N.W. 52nd Avenue, Miami, Florida 33014;
         S. Cye Mandel is 1800 Northeast 114th Street, Apt. 2305, North Miami, Florida 33181;
         and Sheldon Lieberbaum is 600 Old Country Road, Suite 518, Garden City, New York
         11530.

(2)      Excludes outstanding stock options to purchase 2,566,024 shares of the Company's
         Common Stock, of which 2,350,313 options to purchase shares (including the aggregate of 1,000,000 options issued to the four executive officers of the Company on June 8, 1995 (the "1995 Options")) were issued pursuant to the Company's
         Employees', Officers', Directors' Stock Option Plan (as previously amended and restated the "Option Plan").  Of these outstanding options, 1,631,000 options
         (including the 1995 Options) are held by the executive officers and directors of the
         Company as a group, including 625,000 options (including 450,000 1995 Options)
         held by Bruce M. Goldberg, 450,000 options (including 250,000 1995 Options) held by Paul Goldberg, 283,000 options (including 150,000 1995 Options) held by Howard
         L. Flanders and 273,000 options (including 150,000 1995 Options) held by Rick
         Gordon. Further excludes currently outstanding warrants to purchase 1,243,125 shares of the Company's Common Stock, and obligations of the Company upon the happening of certain events and conditions to issue 1,000 shares of the Company's
         Common Stock and incentive stock options covering an additional 95,000 shares.  If all options and warrants outstanding as of the Record Date were exercised (which includes the 1995 Options), Bruce M. Goldberg, Paul Goldberg, Howard L. Flanders,
         Rick Gordon and all executive officers and directors of the Company as a group would beneficially own as of the Record Date 15.1%, 13.4%, 1.2%, 1.1% and 24.8%,
         respectively, of the Company's Common Stock.

                                        3




(3) Includes for each of Bruce M. Goldberg and Paul Goldberg and all executive officers and directors as a group the 2,013,401 shares of the Company's Common Stock that Paul Goldberg and Bruce M. Goldberg, as trustees, have the right to vote for up to a period of six years with respect to the election of directors of the Company pursuant and subject to a voting trust agreement, dated as of December 29, 1995, among the trustees and the former stockholders of two affiliated, privately held companies (Added Value Electronics Distribution, Inc. and A.V.E.D.-Rocky Mountain, Inc.) acquired by the Company in December 1995, who were issued such shares in connection with such acquisitions.

(4)      Includes 63,380, 36,000, 69,496, 69,496 and 69,496 shares of the
         Company's Common Stock held of record by Bruce M. Goldberg as trustee for his sons, Matthew Goldberg and Alec Goldberg, and for his nieces and nephews, Kimberly Phelan, Tiffany Phelan and Patrick Phelan, respectively. For federal securities law purposes only, Bruce M. Goldberg is deemed to be the beneficial owner of these securities. Does not include 7,500 shares of the Company's Common Stock held of record by Jayne Goldberg, the wife of Bruce M. Goldberg, and 53,425 shares of the Company's Common Stock held of record by an unrelated third party as trustee for Matthew Goldberg (31,575 shares) and Alec Goldberg (21,850 shares). Bruce M. Goldberg disclaims beneficial ownership over all such securities.

(5) Includes 319,218 shares of the Company's Common Stock owned of record by Paul Goldberg's wife, Lola Goldberg, and 1,250 and 1,250 shares of the Company's Common Stock held of record by Paul Goldberg as custodian for grandchildren, Kimberly Phelan and Tiffany Phelan, respectively. For federal securities law purposes only, Paul Goldberg is deemed to be the beneficial owner of these securities. Does not include 192,898 shares of the Company's Common Stock held of record by Robin Phelan, the daughter of Paul and Lola Goldberg, over which securities Paul and Lola Goldberg disclaim beneficial ownership.

(6)      Does not include the 1995 Underwriter's Warrants (as hereinafter defined) issued to
         Lew Lieberbaum & Co., Inc. in connection with the Company's June 1995 public offering of Common Stock (the "1995 Public Offering").  See CERTAIN
         RELATIONSHIPS AND RELATED TRANSACTIONS.

(7) Includes 549,999 shares of the Company's Common Stock issued by the Company to the shareholders of Programming Plus Incorporated ("PPI") in connection with the acquisition from them of all of the capital stock of PPI, 489,999 shares of which were retained in escrow by the Company, as escrow agent, to be released annually if and based upon certain levels of pre-tax net income being attained by PPI for the years 1996 through 2000. If, as of December 31, 2000, all of such 489,999 shares have not been released, the balance held in escrow will be cancelled. The PPI selling shareholders must vote all of the 549,999 shares as directed by the Company with respect to all matters upon which shareholders of the Company may vote or consent (including, without limitation, the election of directors) until the escrow is terminated. The Company will be directing the PPI selling shareholders to vote in favor of all proposals made by the Board in this Proxy Statement.

                               BOARD OF DIRECTORS

The Company currently has six directors serving on its Board. The directors of the Company are as follows:

NAME                        CLASS     AGE     POSITION
- ----                        -----     ---     --------

Paul Goldberg (1)             III      67     Chairman of the Board and Chief
                                              Executive Officer

Bruce M. Goldberg (1)          II      41     Director, President and Chief
                                              Operating Officer

Howard L. Flanders             II      38     Director, Vice President,
                                              Corporate Secretary and Chief
                                              Financial Officer

Rick Gordon                   III      42     Director and Senior Vice President
                                              of Sales

S. Cye Mandel (2)(3)            I      67     Director

Sheldon Lieberbaum (2)(3)       I      61     Director

- ------------------
(1)      member of the Executive Committee
(2)      member of the Audit Committee
(3)      member of the Compensation Committee

The Company's Certificate of Incorporation provides for a staggered Board, consisting of three classes. The terms of office of Class I, II and III directors expire in 1998, 1996 and 1997, respectively.

The following is a brief resume of the Company's directors:

PAUL GOLDBERG, one of the co-founders of the Company and the father of Bruce M. Goldberg, has been employed by the Company in various executive capacities since its predecessor's formation in 1964, and has served as Chairman of the Board and Chief Executive Officer since 1978. Mr. Goldberg was also President of the Company until July 1994.

BRUCE M. GOLDBERG, the son of Paul Goldberg, joined the Company in October 1988 as Vice President, in 1990 became Executive Vice President and in July 1994 became President and Chief Operating Officer. Bruce M. Goldberg has served as a director of the Company since 1987. From 1981 until joining the Company, Bruce
M. Goldberg practiced law.

HOWARD L. FLANDERS joined the Company in February 1991 as its Vice President and Chief Financial Officer, and in 1992 became a director of the Company and Corporate Secretary.

Prior to joining the Company, Mr. Flanders, who is a CPA, was Controller of Reliance Capital Group, Inc., a subsidiary of Reliance Group Holdings, Inc., where he held various positions since 1982. Prior thereto, Mr. Flanders was an accountant with the public accounting firm of Coopers & Lybrand LLP.

RICK GORDON has been employed by the Company since January 1986. He was originally the General Manager of the Company's Northern California office and Northwest Regional Manager. In March 1990, Mr. Gordon became the Western Regional Vice President and in 1992 Vice President of North American Sales and a director of the Company. In 1994, Mr. Gordon was appointed Senior Vice President of Sales and Marketing for the Company and currently holds the title of Senior Vice President of Sales. Before working for the Company, Mr. Gordon was Western Regional Vice President for Diplomat Electronics, another electronic components distributor, from 1975 until 1986.

S. CYE MANDEL is a prominent South Florida businessman who has been an executive in the food service industry for the past 20 years. Mr. Mandel has been a principal in the entity which acted from 1989 to 1993 as the manager of the Miccosukee Indian bingo enterprise located in Miami, Florida. Mr. Mandel has served as director of the Company since 1987.

SHELDON LIEBERBAUM is director of corporate finance and a director and shareholder of Lew Lieberbaum & Co., Inc. ("Lew Lieberbaum"), an investment banking firm which was the underwriter of the Company's 1995 Public Offering and was one of the underwriters of the Company's June 1992 public offering of common stock (the "1992 Public Offering"). He was also an officer of the underwriter which took the Company public in 1987. Mr. Lieberbaum has been in the brokerage business for over 35 years. Mr. Lieberbaum became a director of the Company in 1992 in connection with an agreement of the Company with the underwriters of the 1992 Public Offering that until June 18, 1997, the Company would use its best efforts to cause one individual designated by such underwriters to be elected to the Board or to be an advisor to the Board. In connection with the 1995 Public Offering, a similar agreement regarding the designation of a director of the Company was entered into between the Company and Lew Lieberbaum which has a term of three years from June 8, 1995, but is not operative until the expiration of the existing agreement with the underwriters of the 1992 Public Offering so that only one designee of either Lew Lieberbaum or the underwriters of the 1992 Public Offering will serve on the Board at any time. The National Association of Securities Dealers, Inc. ("NASD") alleged that Lew Lieberbaum and others, including Mr. Lieberbaum, in 1991 engaged in market manipulation, inaccurately maintained books and records and failed to adequately supervise the activities of Lew Lieberbaum's personnel in connection with the trading for Lew Lieberbaum's account of warrants which were part of a public offering of units of convertible preferred stock and warrants of a company for which Lew Lieberbaum had acted in 1991 as managing underwriter. In order to expeditiously resolve this matter and without admitting or denying these allegations, in January 1995 Mr. Lieberbaum and others voluntarily entered into a Letter of Acceptance, Waiver and Consent with the NASD pursuant to which Mr. Lieberbaum was censured and fined by the NASD, agreed to pay with Lew Lieberbaum and others restitution to customers and was suspended from associating with any NASD member for a one month period.

The Board formally met one time during the fiscal year ended December 31, 1995, in addition to acting eight times during the year by unanimous written consent. All Board members attended the meeting and executed the unanimous written consents.

BOARD COMPENSATION

The members of the Board do not currently receive compensation from the Company for acting in their capacity as directors of the Company nor has the Company adopted any standard arrangement for compensating non-employee directors of the Company. The Company may decide in the future to compensate directors and/or to establish a standard compensation arrangement for non-employee directors.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of common stock, and other equity securities of the Company. Directors, executive officers and greater than ten percent shareholders are also required by the SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company's knowledge, during the fiscal year ended December 31, 1995, all
Section 16(a) filing requirements applicable to its directors, executive officers and greater than ten percent shareholders were satisfied.

                                BOARD COMMITTEES

EXECUTIVE COMMITTEE

The Executive Committee is comprised of Paul Goldberg and Bruce M. Goldberg. During 1995, the Executive Committee did not meet formally, however, its members met on nearly a daily basis in connection with the operations of the Company. The Executive Committee possesses substantially all of the powers of the Board and acts as the Board between Board meetings.

AUDIT COMMITTEE

The Audit Committee is comprised of S. Cye Mandel and Sheldon Lieberbaum. During the fiscal year ended December 31, 1995, the Audit Committee had one formal meeting. The Audit Committee is responsible for recommending the selection of the independent auditors, reviewing the arrangements and scope of the independent audit, reviewing internal accounting procedures and controls and reviewing the reports and recommendations of the independent auditors with respect to internal controls.

COMPENSATION COMMITTEE

The Compensation Committee consists of S. Cye Mandel and Sheldon Lieberbaum, two independent non-employee directors of the Company. The Compensation Committee is responsible for determining the compensation of all executive officers of the Company and acts as the stock option committee of the Board, administering the Option Plan. The senior management of the Company makes all decisions with respect to the compensation (other than the granting of stock options) of all employees other than the executive officers of the Company. Furthermore, in connection with the 1995 Public Offering, the Company agreed with Lew Lieberbaum that the Company will not increase or authorize an increase in the compensation of its executive officers without the approval of the Compensation Committee for a period of three years from June 8, 1995. In addition, the Company has agreed that for the same three year period from June 8, 1995, it will use its best efforts to cause one individual designee of Lew Lieberbaum to be elected to the Company's Board and that such designee will also serve as a member of the Compensation Committee. Currently, Sheldon Lieberbaum, director of corporate finance and a director and shareholder of Lew Lieberbaum, is a member of the Board and the Compensation Committee. See "BOARD OF DIRECTORS" and "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS." During the fiscal year ended December 31, 1995, the Compensation Committee had no formal meetings, but acted two times during the year by unanimous written consent.

NOMINATING COMMITTEE

The Board does not have a Nominating Committee, such function being performed by the Board as a whole.

                        EXECUTIVE OFFICERS OF THE COMPANY

The Company currently has four executive officers. Each officer serves at the discretion of the Board; however, all executive officers have employment agreements with the Company. See "EXECUTIVE COMPENSATION-Employment Agreements." The executive officers of the Company are as follows:

NAME                     AGE       POSITION
- ----                     ---       --------

Paul Goldberg             67       Chief Executive Officer

Bruce M. Goldberg         41       President and Chief Operating Officer

Howard L. Flanders        38       Vice President, Corporate Secretary and Chief
                                   Financial Officer

Rick Gordon               42       Senior Vice President of Sales

For a brief resume of the Company's executive officers, see "BOARD OF
DIRECTORS".

                             EXECUTIVE COMPENSATION

The following table sets forth information regarding the compensation earned during each of the fiscal years ended December 31, 1995, 1994, and 1993, by the Chief Executive Officer and each of the other four most highly compensated executive officers of the Company whose total annual salary and bonus exceeded $100,000:

                           SUMMARY COMPENSATION TABLE

                                                                                      LONG-TERM
                                                                                    COMPENSATION
                                                                                       AWARDS
                                                                                    ------------
                                                              ANNUAL COMPENSATION    SECURITIES        ALL OTHER
                                                              -------------------    UNDERLYING      COMPENSATION
         NAME AND PRINCIPAL POSITION                YEAR      SALARY($)  BONUS($)    OPTIONS(#)         ($)(1)
         ---------------------------                ----      ---------  --------    ----------         ------
         Paul Goldberg............................  1995      223,000    111,000       250,000          11,000
           Chairman and Chief Executive             1994      184,000         --            --          10,000
           Officer                                  1993      178,000    113,000       100,000           8,000

         Bruce M. Goldberg........................  1995      225,000    141,000       450,000          27,000
           President and Chief                      1994      150,000         --            --          26,000
           Operating Officer                        1993      135,000     98,000       100,000          14,000

         Rick Gordon..............................  1995      162,000     89,000       150,000          16,000
           Senior Vice President of Sales           1994      155,000     20,000            --          16,000
                                                    1993      135,000     11,000         3,000          12,000

         Howard L. Flanders.......................  1995      156,000     84,000       150,000          18,000
           Vice President and Chief                 1994      130,000         --            --          17,000
           Financial Officer                        1993      105,000     11,000       103,000          14,000

- ---------------

(1) All other compensation includes Company contributions to life insurance policies, where the Company is not the beneficiary, to the Deferred Compensation Plan and to the 401(k) Plan of the Company and the cost to the Company of the nonbusiness use of Company automobiles used by executive officers. See hereinbelow and "Deferred Compensation Plan for Executive Officers and Key Employees" and "401(k) Plan."

The Company has a $1,000,000 key man term life insurance policy on the life of Paul Goldberg with benefits payable to the Company. In addition, the Company pays for a $550,000 universal life insurance policy on the life of Paul Goldberg with benefits payable to his wife. The current annual premiums on the foregoing policies insuring the life of Paul Goldberg are approximately $13,700 and $7,700 for the key man and universal life insurance policies, respectively. The Company owns and is the beneficiary of a $1,000,000 term policy on the life of Bruce M. Goldberg. The current annual premium on this policy is $1,580. Moreover, during 1994 the Company transferred ownership of a $1,000,000 whole life insurance policy (the "Whole Life Policy") on the life of Bruce M. Goldberg to Bruce M. Goldberg to fulfill an obligation under his 1992 employment agreement. The Company intends to make annual advances to Bruce M. Goldberg to cover the annual premium of the Whole Life Policy currently in the amount of $22,995. Such annual advances are secured by the cash surrender value of the Whole Life Policy. Since more than two and one-half years had passed since the date of Bruce M. Goldberg's 1992 employment agreement, fifty percent (50%) of the advances through December 31, 1994, were cancelled and the related security released on January 1, 1995. The remainder of the existing advances and any future advances made to pay premiums on the Whole Life Policy through May 31, 1997, will be cancelled and any remaining security will be released in accordance with a vesting schedule by May 31, 1997, provided Bruce M. Goldberg continues employment with the Company through the end of such period. Thereafter the Company will continue, for the duration of Bruce M. Goldberg's employment, to pay the annual premium to Bruce M. Goldberg for the Whole Life Policy. If Bruce
M. Goldberg is terminated by the Company for cause prior to May 31, 1997, he will be entitled to pay off the nonvested advances owed to the Company and obtain a release of any collateral assignment. If Bruce M. Goldberg is terminated without cause or upon a change in control, any nonvested advances owed to the Company will become immediately vested and any remaining security will be released. In addition, beginning in 1993 the Company has funded, and intends to continue to fund, the premiums for $1,000,000 flexible premium life insurance policies owned by each of Howard L. Flanders and Rick Gordon. The Company's advances will be secured by a collateral assignment of the cash value and death benefit of each of the policies. The current annual premium on each of these policies is $11,500. The Company's obligations to make premium payments in connection with Howard L. Flanders' and Rick Gordon's policies are expected to last for a maximum of ten years. After Howard L. Flanders and Rick Gordon have been with the Company for a period of five years from the year in which the policy was acquired (1993) and provided they each remain in the employ of the Company or they have become disabled or a change in control has occurred during the term of their employment, the advances will be deemed cancelled and the security released thereafter ratably over a five year vesting period until such time as all advances are deemed cancelled.

OPTION GRANTS IN LAST FISCAL YEAR

The following table shows all grants of options to the named executive officers of the Company during the fiscal year ended December 31, 1995. Pursuant to SEC rules, the table also shows the value of the options granted at the end of the option terms (ten years) if the price of the Company's stock was to appreciate annually by 5% and 10%, respectively. There is no assurance that such stock price will appreciate at the rates shown in the table. All of the options set forth in the table are stock options issued pursuant to the Option Plan. The Company does not have a plan whereby tandem stock appreciation rights ("SARS") are granted. See "Employees', Officers', Directors' Stock Option Plan" hereinbelow.

                                                                                               POTENTIAL REALIZABLE
                                                    INDIVIDUAL GRANTS(1)                         VALUE AT ASSUMED
                           ----------------------------------------------------------------      ANNUAL RATES OF
                            NUMBER OF                                                              STOCK PRICE
                           SECURITIES        % OF TOTAL                                          APPRECIATION FOR
                           UNDERLYING      OPTIONS GRANTED                                         OPTION TERM
                             OPTIONS       TO EMPLOYEES IN        EXERCISE       EXPIRATION   ----------------------
NAME                       GRANTED (#)        FISCAL YEAR      PRICE ($/SHARE)      DATE       5% ($)       10% ($)
- ----                       -----------     ------------------  ---------------  -----------   --------    ----------
Paul Goldberg                 250,000             23.7%             1.875         6/7/05       294,794      747,067
Bruce M. Goldberg             450,000             42.7%             1.875         6/7/05       530,630    1,344,720
Rick Gordon                   150,000             14.2%             1.875         6/7/05       176,877      448,240
Howard L. Flanders            150,000             14.2%             1.875         6/7/05       176,877      448,240

(1) See the discussion in "Employment Agreements - The Goldberg Agreements" regarding the other material terms (including those related to vesting and exercisability) of the aggregate of 1,000,000 stock options granted to the named executive officers during the fiscal year ended December 31, 1995.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-ENDED OPTION VALUES

The following table sets forth information concerning the aggregate option exercises in the fiscal year ended December 31, 1995, and the value of unexercised stock options as of December 31, 1995, for the individual executive officers named in the Summary Compensation Table:

                                                                                 NUMBER OF
                                                                                SECURITIES           VALUE OF
                                                                                UNDERLYING          UNEXERCISED
                                                                                UNEXERCISED        IN-THE-MONEY
                                                                                OPTIONS AT          OPTIONS AT
                                                  SHARES                         FY-END(#)          FY-END ($)
                                                ACQUIRED ON        VALUE       EXERCISABLE/        EXERCISABLE/
                                                EXERCISE(#)     REALIZED($)    UNEXERCISABLE     UNEXERCISABLE(1)
                                                -----------     -----------    -------------     ----------------
         Paul Goldberg..........................     --              --         140,000(E)         140,750(E)
                                                                                310,000(U)         128,125(U)
         Bruce M. Goldberg......................     --              --         115,000(E)         108,688(E)
                                                                                510,000(U)         215,625(U)
         Rick Gordon............................     --              --         121,200(E)         165,338(E)
                                                                                151,800(U)          66,131(U)
         Howard L. Flanders.....................     --              --          81,200(E)          92,213(E)
                                                                                201,800(U)         113,006(U)

- ---------------

(1) Value is based upon the difference between the exercise price of the options and the last reported sale price of the Common Stock on the Nasdaq Stock Market on December 31, 1995 (the Company's fiscal year end).

COMPENSATION COMMITTEE REPORT

The Compensation Committee is responsible for recommending to the Board the compensation of the executive officers, including annual base salaries, cash and non-cash bonuses, stock ownership plans, retirement plans and other benefits. With respect to the compensation of the executive officers other than the Chief Executive Officer, the Compensation Committee makes its recommendations after consulting with the Chief Executive Officer. In addition, the Compensation Committee administers the Option Plan and the Deferred Comp. Plan (as defined hereinafter) and will administer all future benefit plans of the Company. The policies of the Compensation Committee and the Board with respect to the compensation of the executive officers is intended to establish levels of annual compensation that are consistent with the Company's annual and long-term goals and to reward individuals for corporate performance as well as individual achievements. In part, the Compensation Committee believes in using incentives such as annual incentive cash bonuses and stock option grants and deferred compensation plans as a means of motivating its executive officers to perform at the highest levels possible and to tie directly the compensation of the Company's executive officers to the operating performance of the Company. The Compensation Committee also takes into consideration the compensation of executive officers at companies similar in size to the Company and at other companies within the same industry as the Company.

In May 1995, the Compensation Committee, in conjunction with the Board, authorized new employment agreements for each of the Company's four executive officers, which employment agreements include a combination of annual incentive cash bonuses and the issuance of the 1995 Options as part of the incentive compensation program that the Compensation Committee believed appropriate in order to establish a mechanism to tie the operating performance of the Company and the return on investment made by the Company's shareholders over the next several years to such executive officers' annual compensation during such period. In particular, a potentially significant portion of each executive officers' annual cash compensation is in the form of an annual bonus arrangement based on a percentage of the pretax income of the Company and the 1995 Options granted to each of the executive officers vest based upon the Company attaining certain levels of net earnings per share on a primary basis. As part of determining the compensation packages set forth in such employment agreements, the Compensation Committee considered the backgrounds, the tenure and the experience of the executive officers as well as the results of operations for 1993 and 1994 and projected results for 1995 and thereafter. The Compensation Committee also took into consideration the fact that the compensation levels of all executive officers were modest to low for such executives at other companies similar in size to the Company and other companies within the same industry as the Company. See "Employment Agreements" and "Employees', Officers', Directors' Stock Option Plan" hereinbelow.

                           SHELDON LIEBERBAUM, member
                              S. CYE MANDEL, member

EMPLOYEES', OFFICERS', DIRECTORS' STOCK OPTION PLAN

In 1987, the Company established an Employees', Officers', Directors' Stock Option Plan (as previously amended and restated the "Option Plan"). Unless earlier terminated, the Option Plan will continue in effect through May 28, 2004, after which it will expire and no further options could thereafter be granted under the Option Plan. The expiration of the Option Plan, or its termination by the Board, will not affect any options previously granted and then outstanding under the Option Plan. Such outstanding options would remain in effect until they have been exercised, terminated or have expired. A maximum of 3,250,000 shares of the Company's Common Stock has been reserved for issuance upon the exercise of options granted under the Option Plan. The Option Plan provides for the granting to key employees of both "incentive stock options," within the meaning of Section 422 of the Code and "non-qualified stock options" ("non-qualified stock options" are options which do not comply with Section 422 of the Code) and for the granting to non-employee directors and independent contractors associated with the Company of non-qualified stock options.

The Option Plan is administered by the Compensation Committee comprised of two or more "disinterested" directors appointed by the Board from among its members. Any member of the Compensation Committee may be removed at any time either with or without cause by action of the Board and a vacancy on the Compensation Committee due to any reason can be filled by the Board. Subject to the express limitations of the Option Plan, the Compensation Committee has authority, in its discretion, to interpret the Option Plan, to adopt, prescribe, amend and rescind rules and regulations as it deems appropriate concerning the holding of its meetings and administration of the Option Plan, to determine and recommend persons to whom options should be granted, the date of each option grant, the number of shares of Common Stock to be included in each option, any vesting schedule, the option price and term (which in no event will be for a period more than ten years from the date of grant) and the form and content of agreements evidencing options to be issued under the Option Plan.

Options may be currently granted under the Option Plan to any key employee or non-employee director or prospective key employee or non-employee director (conditioned upon, and effective not earlier than, his or her becoming an employee or director) of or independent contractors associated with the Company or its subsidiaries. However, as required by the Code, non-employee directors and independent contractors are only eligible to receive non-qualified stock options. In determining key employees to whom options will be granted, the Compensation Committee takes into consideration the key employee's present and potential contribution to the success and growth of the Company's business and other such factors as the Compensation Committee may deem proper or relevant in its discretion including whether such person performs important job functions or makes important decisions for the Company, as well as the judgment, initiative, leadership and continued efforts of eligible participants. Employees who are also officers or directors of the Company or its subsidiaries will not by reason of such offices be ineligible to receive options. However, no member of the Compensation Committee is eligible to receive options under the Option Plan.

The exercise price for all options granted under the Option Plan shall not be less than the fair market value of the Company's Common Stock on the date of grant (or, in the case of incentive stock options, 110% of the fair market value if the beneficiary of the grant beneficially owns 10% or more of the outstanding shares of the Company's Common Stock). In addition, the aggregate fair market value of the Company's Common Stock (determined at the date of the option grant) for which an employee may be granted incentive stock options which first become exercisable in any calendar year under the Option Plan may not exceed $100,000. Options granted pursuant to the Option Plan are not transferable during an optionee's lifetime.

The term of and any vesting schedule (whether the option will be exercisable immediately, in stages or otherwise, or the vesting will be based upon any condition such as the operating performance of the Company) for an option granted under the Option Plan is established by the Compensation Committee, but the term may not be more than ten years from the date of grant of the option, except that, in the case of a person receiving an incentive stock option who at such time owns the Company's Common Stock representing more than 10% of the Company's Common Stock outstanding at the time the option is granted, the term of such incentive stock option shall not exceed five years from the date of grant of the option. In general, options will not be exercisable after the expiration of their term. Furthermore, the Compensation Committee has the authority and discretion to determine the time frame in which an optionee has to exercise his options (subject to the 10 year limitation from date of grant) in the event of his termination of employment due to death, disability, termination without cause, retirement, voluntarily leaving the Company and change in control.

To the extent incentive stock options are granted under the Option Plan, this generally entitles an optionee who is an employee to defer recognition of income or loss for federal tax purposes until the shares underlying the options are sold. Under the Option Plan the Company does not obtain any federal tax deductions except in unusual circumstances.

On February 11, 1994, the Company filed a registration statement on Form S-8 with the Commission in order to register 1,687,914 shares of Common Stock then issuable under the Option Plan and 98,160 issuable upon the exercise of a stock option granted outside of the Option Plan in connection with an acquisition by the Company. So long as such registration statement remains effective under the Act, shares of Common Stock issued upon the exercise of outstanding options under the Option Plan will be immediately and freely tradable without restriction under the Act, subject to applicable volume limitations, if any, under Rule 144 and, in the case of executive officers and directors of the Company, Section 16 of the Exchange Act. It is contemplated that the Company will at the appropriate time file an amendment to its registration statement on Form S-8 or an additional registration statement in order to register any additional shares of Common Stock reserved for issuance under the Option Plan.

As of the Record Date, a total of 2,511,940 options were granted and had not expired or been forfeited, of which 161,627 were exercised and 2,350,313 options were outstanding (of which 1,631,000 options were held by executive officers and directors of the Company as a group, see "Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-Ended Option Values" and 712,890 options are presently exercisable). These options, which are held by 69 persons, are exercisable at prices ranging from $.75 per share to $2.63 per share and are exercisable through various expiration dates from 1996 to 2006.

DEFERRED COMPENSATION PLAN FOR EXECUTIVE OFFICERS AND KEY EMPLOYEES

Effective January 1, 1988, the Company established a deferred compensation plan (the "Deferred Compensation Plan") for executive officers and key employees of the Company. The employees eligible to participate in the Deferred Compensation Plan (the "Participants") are chosen at the sole discretion of the Board, upon a recommendation from the Compensation Committee. Pursuant to the Deferred Compensation Plan, commencing on a Participant's retirement date, he or she will receive an annuity for ten years. The amount of the annuity shall be computed at 30% of the Participant's salary, as defined. Any Participant with less than ten years of service to the Company as of his or her retirement date will only receive a pro rata portion of the annuity. Retirement benefits paid under the Deferred Compensation Plan will be distributed monthly. The Company paid benefits under this plan of approximately $16,000 during 1995, none of which was paid to any executive officer. The maximum benefit payable to a Participant (including each of the executive officers) under the Deferred Compensation Plan is presently $22,500 per annum.

401(K) PLAN

The Company maintains a 401(k) Plan (the "401(k) Plan"), which is intended to qualify under Section 401(k) of the Internal Revenue Code of 1986, as amended. All full-time employees of the Company over the age of 21 are eligible to participate in the 401(k) Plan after completing 90 days of employment. Each eligible employee may elect to contribute to the 401(k) Plan, through payroll deductions, up to 15% of his or her salary, limited to $9,240 in 1995. The Company makes matching contributions and in 1995 its contributions were in the amount of 25% on the first 6% contributed of each participating employee's salary.

EMPLOYMENT AGREEMENTS

  THE GOLDBERG AGREEMENTS

In May 1995, the Company entered into new employment agreements with each of Paul Goldberg, its Chief Executive Officer, and Bruce M. Goldberg, its President and Chief Operating Officer, to take effect on June 1, 1995, as of the expiration of their respective three-year employment agreements expiring on May 31, 1995 (collectively the "Goldberg Agreements"). The Goldberg Agreement for Paul Goldberg extends the term of his employment until December 31, 2000, subject to earlier termination as a result of his retirement as hereinafter described, and provides for a base salary effective as of June 1, 1995, of $250,000 per annum, subject to an annual increase commencing as of January 1, 1996 (which increase shall be prorated for the period between June 1, 1995 and December 31, 1995) equal to the greater of 4% per annum or the increase in the cost of living. The Goldberg Agreement for Bruce M. Goldberg extends the term of his employment until December 31, 2000, and provides for a base salary effective as of June 1, 1995, of $275,000 per annum, subject to the same annual increase formula as for Paul Goldberg under his Goldberg Agreement. Under the Goldberg Agreements, Paul Goldberg and Bruce M. Goldberg are each entitled to receive an annual cash bonus equal to 3% of the Company's pre-tax income, before nonrecurring and extraordinary charges, in excess of $1,000,000 in any calendar year. Such annual bonus compensation for each of Paul Goldberg and Bruce M. Goldberg is limited in any year to an amount no greater than two times his respective base salary for the applicable year. In addition, Bruce M. Goldberg received, with respect to fiscal 1995, an additional one time bonus in the amount of $30,000 in January 1996 as a result of the Company's net sales for calendar year 1995 exceeding $135,000,000.

The Goldberg Agreements, together with the new employment agreements between the Company and each of Howard L. Flanders and Rick Gordon described below, provided for the granting of an aggregate of 1,000,000 stock options pursuant to the Option Plan as additional incentive compensation for such four executive officers (collectively, the "1995 Options"). The Goldberg Agreements provided for Paul Goldberg and Bruce M. Goldberg to be granted 1995 Options covering 250,000 and 450,000 shares of the Company's Common Stock, respectively, out of the aggregate of 1,000,000 1995 Options. Each of Messrs. Flanders and Gordon were granted 1995 Options covering 150,000 shares of the Company's Common Stock under his respective employment agreement. All of the 1995 Options were to be granted on the earlier to occur of the date that the registration statement for the 1995 Public Offering became effective, or June 15, 1995. Since such registration statement became effective June 8, 1995, the 1995 Options were granted on such date. The 1995 Options are immediately exercisable over a 10 year period from the date of grant (until June 7, 2005), subject to the vesting schedule set forth below and, in the case of Messrs. Flanders and Gordon, subject to an exercise installment schedule through 2002 (10% in 1996; up to 20% in the aggregate in 1997; up to 30% in the aggregate in 1998; up to 40% in the aggregate in 1999; up to 50% in the aggregate in 2000; up to 75% in the aggregate in 2001; and 100% in the aggregate in 2002) and further subject to generally attempting to maintain at least through 2002 as many of the 1995 Options as possible as incentive stock options. Each of the 1995 Options were to have an exercise price equal to 100% of the fair market value of a share of the Company's Common Stock on the date of grant. The Goldberg Agreements, as well as Messrs. Flanders' and Gordon's respective employment agreements, contemplated that, if the date of grant was the effective date of the registration statement for the 1995 Public Offering, the exercise price would be the public offering price per share of the Company's Common Stock offered pursuant to the offering. Since the date of grant was such effective date, the exercise price per share of the 1995 Options is equal to the $1.875 public offering price per share. The 1995 Options granted to each of the executive officers will vest in no event later than 9 years from the date of grant, subject to earlier vesting in the following percentage increments based upon the Company attaining net earnings per share on a primary basis in any year from 1995 through 2000, inclusive, in at least the following amounts:

            PERCENTAGE OF                             NET EARNINGS
         OPTIONS VESTED (%)                           PER SHARE ($)
         ------------------                           -------------
                25%...................................     $.18
                50....................................      .22
                75....................................      .28
               100....................................      .38

In addition, in the event that the employment of Paul Goldberg or Bruce M. Goldberg with the Company is terminated without cause (as defined in each of such executive officer's employment agreement) by the Company, the 1995 Options held by such terminated executive officer shall become immediately 100% vested. Furthermore, if there is a change in control (as defined in the employment agreement of each of the four executive officers, including Messrs. Flanders and Gordon) of the Company, the 1995 Options held by each of the four executive officers shall become immediately 100% vested. Upon any of the four executive officer's termination of employment due to certain events, to the extent any or all of the 1995 Options granted to him have vested or otherwise vest within the time frames hereinafter described for exercise after termination, the vested 1995 Options are immediately exercisable within the permitted time frames described below. Generally, an executive officer has at least two (2) years from the date of termination or cessation of his employment with the Company as a result of death, disability, voluntary resignation within 180 days after a change in control or retirement (which, for purposes of exercisability of a 1995 Option, is resigning as an employee after reaching age 65) to exercise his vested 1995 Options. In the event of an executive officer's termination or cessation of employment with the Company (i) as a result of his voluntary resignation (other than within 180 days after a change in control or as a result of retirement), he will have three months to exercise any of his vested 1995 Options (provided, that, if he shall die during such three month period, the time of termination of the unexpired portion of his vested 1995 Options will be 18 months following issuance of letters testamentary or letters of administration for his estate, but in no event later than two years after his death) and (ii) for cause, all of the 1995 Options terminate immediately. No early vesting has yet occurred as a result of the Company's net earnings per share or otherwise.

Under the Goldberg Agreement for Paul Goldberg, he will be able to elect, in his sole discretion, to retire at any time on or after January 1, 1999 (the "Retirement Election"). Upon the earlier to occur of the Retirement Election or at the expiration of the term of the Goldberg Agreement, the Company will be obligated to pay Paul Goldberg (in addition to any other compensation he may be entitled to upon termination), and his spouse upon his death, a retirement benefit of $100,000 per annum until the later of the death of Paul Goldberg or his spouse, provide him and his spouse, without cost, until the later of their respective deaths, at least the same level of medical and health insurance benefits as was provided prior to his retirement and continue to pay the premiums on the life insurance policies covering his and his spouse's lives as described hereinbelow and under "Summary Compensation Table" above.

The Goldberg Agreements also provide certain additional benefits to each of Paul Goldberg and Bruce M. Goldberg, including participation in the Company benefit plans, including the Deferred Compensation Plan and the 401(k) Plan, and the continued use of a Company automobile. See "Summary Compensation Table." In addition, in the event of the disability of Paul Goldberg, the Company will be obligated to continue all compensation and other benefits due under his Goldberg Agreement for the shorter of two years or until January 1, 1999, and to thereafter provide the retirement and health benefits described above. In the event of the disability of Bruce M. Goldberg, the Company will be obligated to continue all compensation and other benefits due under his Goldberg Agreement for two years thereafter.

Furthermore, in addition to the life insurance policies covering the life of Paul Goldberg and Bruce M. Goldberg described under "Summary Compensation Table" being funded by the Company, the Company has agreed to advance the Paul Goldberg Family Insurance Trust or such other person designated by Paul Goldberg (i) each year until the insured's death the amount of the annual premium for a new $1,000,000 face value insurance policy on Paul Goldberg's or his spouse's life and (ii) each year until the later to die of Paul Goldberg or his spouse the amount of the annual premium for a $1,000,000 face value second to die insurance policy on the lives of Paul Goldberg and his spouse. Such annual advances (together with interest to accrue thereon at the rate of 5% per annum) for each policy will be secured by the respective insurance policy and the higher of the advances (together with the interest accrued thereon) for and the cash surrender value of the respective policy will be repaid to the Company upon the death of Paul Goldberg, the death of his spouse or the death of Paul Goldberg and his spouse (as applicable) out of the proceeds thereof. As of this date, these two additional insurance policies have not as yet been obtained.

The Goldberg Agreements also provide that, in the event of change in control (as defined) of the Company, each of Paul Goldberg and Bruce M. Goldberg shall have the option in his sole discretion to terminate his Goldberg Agreement. In such event, Paul Goldberg would be entitled to elect (in lieu of electing to continue to receive some or all of the compensation, payments and benefits as and when due under the Goldberg Agreement) to receive a lump sum payment equal to the sum of (i) Paul Goldberg's compensation due through the greater of the end of the term of the Goldberg Agreement or three years after the change in control, (ii) the present value (assuming a certain discount rate and life expectancy) of the retirement payments payable to Paul Goldberg commencing from the later of the end of the term or three years after the change in control until his death,
(iii) an amount sufficient to pay, until the later of his or his spouse's death, the premium for at least the same level of health insurance benefits as was provided before the change in control and (iv) an amount sufficient to pay, until the later of his or his spouse's death (as applicable), the premiums on the life insurance policies insuring his or his spouse's lives as described in the previous paragraph. Similarly, under the Goldberg Agreement for Bruce M. Goldberg, in the event of a change in control and Bruce M. Goldberg's election to terminate his Goldberg Agreement, Bruce M. Goldberg at his option will be entitled to elect to receive a lump sum payment equal to his compensation due through the later of the end of the term of his Goldberg Agreement or three years after the change in control or for such period to continue to receive such compensation as and when due under the Goldberg Agreement. In addition, in the event of a change in control, all unvested options held by Paul Goldberg or Bruce M. Goldberg, as well as any other executive officer, would vest and become immediately exercisable.

  THE FLANDERS AGREEMENT

In May 1995, the Company entered into an employment agreement with Howard L. Flanders, its Vice President, Secretary and Chief Financial Officer (the "Flanders Agreement"). The Flanders Agreement will continue through December 31, 1998, and provides for a base salary, effective as of March 1, 1995, of $157,500 per annum, subject to an annual increase commencing as of January 1, 1996, equal to the greater of 5% per annum or the increase in the cost of living. Under the Flanders Agreement, Mr. Flanders is entitled to receive an annual cash bonus equal to 2% of the Company's pre-tax income, before nonrecurring and extraordinary charges, in excess of $1,000,000 in any calendar year. Such annual cash bonus compensation will be limited in any year to an amount no greater than Mr. Flanders' base salary for the applicable year. With respect to fiscal 1995, pursuant to an amendment to the Flanders Agreement, Howard L. Flanders also received an additional one-time bonus in the amount of $50,000 in January 1996; provided, however, that $40,000 of such one-time bonus was applied as a credit against and reduced the annual cash bonus otherwise payable to Mr. Flanders based upon the 1995 pre-tax income of the Company. The Flanders Agreement also provides for Mr. Flanders to be granted 150,000 of the 1995 Options. In addition, the Flanders Agreement provides for certain additional benefits, including participation in the Company benefit plans, including the Deferred Compensation Plan and the 401(k) Plan, payment to Mr. Flanders upon his disability of his compensation and other benefits for two years thereafter and the continued use of a Company automobile. The Flanders Agreement prohibits Mr. Flanders from competing with the Company for two years after any voluntary termination of employment or termination for cause. Further, if Mr. Flanders were to be terminated without cause, he will be entitled to receive severance benefits equal to the greater of two-years compensation or the remainder of the compensation due under the Flanders Agreement. Additionally, under the Flanders Agreement, the Company will pay premiums under a life insurance policy with the beneficiary to be as designated by Mr. Flanders as described under "Summary Compensation Table" above. The Flanders Agreement also provides that, in the event of a change in control (as defined) of the Company, Mr. Flanders will have the option in his sole discretion to terminate the Flanders Agreement. In such event, Mr. Flanders at his option would be entitled to elect to receive a lump-sum payment equal to Mr. Flanders' compensation due through the later of the end of the term of the Flanders Agreement or two years after the change in control or for such period to continue to receive such compensation as and when due under the Flanders Agreement.

  THE GORDON AGREEMENT

In May 1995, the Company entered into an employment agreement with Rick Gordon, its Senior Vice President of Sales (the "Gordon Agreement"). The Gordon Agreement will continue through December 31, 1998, and provides for a base salary, effective as of March 1, 1995, of $163,000 per annum, subject to an annual increase commencing as of January 1, 1996, equal to the greater of 5% per annum or the increase in the cost of living. Under the Gordon Agreement, Rick Gordon is entitled to receive an annual cash bonus equal to 2% of the Company's pre-tax income, before nonrecurring and extraordinary charges, in excess of $1,000,000 in any calendar year. Such annual cash bonus compensation will be limited in any year to an amount no greater than Mr. Gordon's base salary for the applicable year. With respect to fiscal 1995, Rick Gordon also received an additional one time bonus in the amount of $15,000 in January 1996 as a result of the Company's net sales for calendar year 1995 exceeding $135,000,000. The Gordon Agreement also provides for Mr. Gordon to be granted 150,000 of the 1995 Options. In addition, the Gordon Agreement provides for certain additional benefits, including participation in the Company benefit plans, including the Deferred Compensation Plan and the 401(k) Plan, payment to Mr. Gordon upon his disability of his compensation and other benefits for two years thereafter and the continued use of a Company automobile. The Gordon Agreement prohibits Mr. Gordon from competing with the Company for two years after any voluntary termination of employment or termination for cause. Further, if Mr. Gordon were to be terminated without cause, he will be entitled to receive severance benefits equal to the greater of two-years compensation or the remainder of the compensation due under the Gordon Agreement. Additionally, under the Gordon Agreement, the Company will pay premiums under a life insurance policy with the beneficiary to be as designated by Mr. Gordon as described under "Summary Compensation Table" above. The Gordon Agreement also provides that, in the event of a change in control (as defined) of the Company, Mr. Gordon will have the option in his sole discretion to terminate the Gordon Agreement. In such event, Mr. Gordon at his option would be entitled to elect to receive a lump-sum payment equal to Mr. Gordon's compensation due through the later of the end of the term of the Gordon Agreement or two years after the change in control or for such period to continue to receive such compensation as and when due under the Gordon Agreement.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Sheldon Lieberbaum is one of the two members of the Compensation Committee of the Board. See "BOARD COMMITTEES - Compensation Committee." Mr. Lieberbaum is the director of corporate finance and a director and shareholder of Lew Lieberbaum, which acted as the underwriter of the 1995 Public Offering and received the compensation in connection therewith described in "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

                          STOCK PRICE PERFORMANCE CHART

The following graph compares the five-year cumulative total returns* of the Company's Common Stock with the NASDAQ Market Index and the Electronic Parts and Equipment Peer Group Index (SIC Code 5065). The stock price performance shown below is not necessarily indicative of future price performance.

              COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN AMONG
                      THE COMPANY, NASDAQ MARKET INDEX AND
               THE ELECTRONIC PARTS AND EQUIPMENT PEER GROUP INDEX

                         FISCAL YEARS ENDED DECEMBER 31

                               [PERFORMANCE GRAPH]

         The following table presents in tabular form the data set forth in the performance graph to be included in the Proxy Statement:

                                                              Fiscal Years Ended December 31
INDEX DESCRIPTION                           1990*    1991        1992        1993     1994       1995
- -----------------                           ----     ----        ----        ----     ----       ----
                                                                        (In Dollars)
The Company                                 100      200.00     200.00      350.00   250.00     308.33

Electronic Parts and                        100      126.97     173.61      202.96   188.65     225.79
Equipment Peer Group Index
(SIC Code 5065)

NASDAQ Market Index                         100      128.38     129.64      155.50   163.26     211.77

- ----------
  * Assumes the investment of $100 on January 1, 1991 and reinvestment of dividends (no dividends were declared on the Company's Common Stock during the period).

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Sheldon Lieberbaum, a director of the Company, is director of corporate finance and a director and shareholder of Lew Lieberbaum. In connection with the 1995 Public Offering, Lew Lieberbaum received compensation, including a selling commission and discount equal to 9% of the gross proceeds of the 1995 Public Offering (approximately $883,000), a non-accountable expense allowance equal to 3% of the gross proceeds of the 1995 Public Offering (approximately $294,000), a consulting fee equal to $66,000, reimbursement of certain accountable expenses aggregating approximately $64,000 and warrants to purchase (collectively, the "1995 Underwriter's Warrants") 523,250 shares of the Company's Common Stock (the number of shares of the Company's Common Stock equal to 10% of the Company's Common Stock sold in the 1995 Public Offering) at an exercise price per share of $2.625 per share (140% of the public offering price of the Company's Common Stock sold in the 1995 Public Offering). The 1995 Underwriter's Warrants are exercisable for a period of four years commencing on June 8, 1996.

                                    PROPOSALS

ITEM 1.       ELECTION OF DIRECTORS

It is intended that the votes will be cast pursuant to the accompanying proxy for the nominees named below, unless otherwise directed. The Board has no reason to believe that such nominees will become unavailable, however, in the event that such nominees should be unavailable, proxies solicited by the Board will be voted for the election of substitute nominees designated by the Board.

Bruce M. Goldberg has been a member of the Board since 1987 and Howard L. Flanders became a director of the Company in 1992. The names of the nominees and the terms and class are set forth below. For biographical and other information regarding such nominees, see "BOARD OF DIRECTORS."

NOMINEE                             TERM                    CLASS
- -------                             ----                    -----

Bruce M. Goldberg                   3 years                  II

Howard L. Flanders                  3 years                  II

Proxies cannot be voted for a greater number of persons than the two nominees named above.

The nominees for directors who receive a plurality of the votes cast by the holders of the Shares will be elected. Abstention (withheld authority) and broker or nominee non-votes are not counted in determining the number of shares voted for or against any nominee for director.

THE BOARD RECOMMENDS A VOTE IN FAVOR OF THE NOMINEES FOR ELECTION TO THE BOARD.

ITEM 2.      RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

It is intended that the votes will be cast pursuant to the accompanying proxy for the ratification of Lazar, Levine & Company LLP as the Company's independent public accountants for the fiscal year ending December 31, 1996, unless otherwise directed.

The firm of Lazar, Levine & Company LLP certified the accounts of the Company for the fiscal years ended December 31, 1988 and thereafter. No member of such firm or any associate thereof has any financial interest in the Company or its subsidiaries. A member of such firm is not expected to be present at the Meeting.

Shareholder approval of the Company's auditors is not required under Delaware law. Consistent with past practices, the Board is submitting its selection of Lazar, Levine & Company LLP to its shareholders for ratification in order to determine whether the shareholders generally approve of the Company's auditors. If the selection of Lazar, Levine & Company LLP is not approved by the shareholders, the Board will reconsider its selection.

The affirmative vote of a majority of the Shares represented at the Meeting which cast a vote on this proposal is required to approve this proposal. Broker or nominee non-votes are not counted in determining the number of shares voted for or against this proposal.

THE BOARD RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL.

                 SHAREHOLDER'S PROPOSALS FOR 1997 ANNUAL MEETING

Any shareholder of the Company who wishes to present a proposal to be considered at the 1997 annual meeting of shareholders and who wishes to have such proposal receive consideration for inclusion in the Company's proxy statement for such meeting must deliver such proposal in writing to the Company at 16115 N.W. 52nd Avenue, Miami, Florida 33014, not later than April 4, 1997. Any such shareholder proposal must comply with the requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934.

                                  OTHER MATTERS

The Board has no knowledge of any other matters which may come before the Meeting and does not intend to present any other matters. However, if any other matters shall properly come before the Meeting or any adjournment or postponements thereof, the persons named as proxies will have discretionary authority to vote the shares represented by the accompanying proxy in accordance with their best judgment.

A COPY OF THE COMPANY'S ANNUAL REPORT TO SHAREHOLDERS FOR THE YEAR ENDED DECEMBER 31, 1995 IS BEING PROVIDED TO SHAREHOLDERS WITH THIS PROXY STATEMENT. THE COMPANY WILL FURNISH TO EACH PERSON SOLICITED HEREUNDER, WITHOUT CHARGE, COPIES OF ITS ANNUAL REPORT ON FORM 10-K (INCLUDING

EXHIBITS) FOR THE COMPANY'S YEAR ENDED DECEMBER 31, 1995, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, UPON RECEIPT BY THE COMPANY OF A WRITTEN REQUEST BY SUCH PERSON. SUCH WRITTEN REQUEST SHOULD BE SENT TO THE COMPANY,
ATTENTION: HOWARD L. FLANDERS, VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, AT THE COMPANY'S ADDRESS STATED HEREINABOVE.

                               By Order of the Board of Directors,

                               /s/ HOWARD L. FLANDERS
                               ----------------------
                               Howard L. Flanders,
                               Corporate Secretary

August 2, 1996
Miami, Florida

PROXY                    ALL AMERICAN SEMICONDUCTOR, INC.
                ANNUAL MEETING OF SHAREHOLDERS - AUGUST 28, 1996
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Paul Goldberg and Bruce M. Goldberg, and each of them, as proxies, with full power of substitution to each, for and in the name, place and stead of the undersigned to vote all shares of Common Stock of All American Semiconductor, Inc. (the "Company") which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of the Company to be held on Wednesday, August 28, 1996, at 10:00 A.M., Miami, Florida local time, at Don Shula's Hotel, 15255 Bull Run Road, Miami Lakes, Florida, and at any and all postponements and adjournments thereof. The Board of Directors recommends a vote "FOR" Proposals 1 and 2 on reverse side.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. WHERE A VOTE IS NOT SPECIFIED, THE PROXIES WILL VOTE THE SHARES REPRESENTED BY THE PROXY "FOR" EACH OF PROPOSALS 1 AND 2 ON REVERSE SIDE.

A MAJORITY OF SAID PROXIES PRESENT AND ACTING IN PERSON OR BY THEIR SUBSTITUTES (OR IF ONLY ONE IS PRESENT AND ACTING, THEN THAT ONE) MAY EXERCISE ALL OF THE POWERS CONFERRED HEREBY. DISCRETIONARY AUTHORITY IS CONFERRED HEREBY AS TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING. PLEASE SIGN EXACTLY AS YOUR NAME APPEARS IN THE RECORDS OF THE COMPANY. IF THE SHARES ARE HELD IN THE NAMES OF TWO OR MORE PERSONS, EACH SHOULD SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS, ATTORNEYS AND CORPORATE OFFICERS SHOULD ADD THEIR TITLES.

Receipt of the Company's 1995 Annual Report and the Notice of Annual Meeting of Shareholders and the Proxy Statement relating thereto is hereby acknowledged.

                                                              (SEE REVERSE SIDE)

     Please mark your
[X]  votes as in this
     example.


1.       Election of       FOR  WITHHELD      Nominees: Bruce M. Goldberg and
         Directors:        [_]    [_]         Howard L. Flanders.
                                              Instructions: To withhold
                                              authority to vote for any
                                              individual nominee, write that
                                              nominee's name in the space
                                              provided below.

         For, except vote withheld from the following nominee(s):

         ------------------------------------------------------------

2. Ratification of the selection of Lazar, Levine & Company LLP as the Company's independent public accountants for the year ending December 31, 1996.

                                                    FOR   AGAINST   ABSTAIN
                                                    [_]     [_]       [_]

3. Upon such other matters as may properly come before the Annual Meeting or any and all postponements or adjournments thereof.

SIGNATURE(S)____________________________________  DATED:_______________, 1996
                   RETURN THIS PROXY IN THE ENCLOSED ENVELOPE

(NOTE: Please complete, date and sign exactly as your name appears hereon. When signing as attorney, administrator, executor, guardian, trustee or corporate official, please add your title. If shares are held jointly, each holder should sign.)